UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2004

Register.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29739	11-3239091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Eighth Avenue, 8th Floor, New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant's telephone number, including area code (212) 798-9100

(Former name or former address, if changed since last report)

Item 5. Other Events.

On March 11, 2004, Register.com, Inc. announced that its 2004 annual meeting of stockholders (the "Annual Meeting") will be held on May 7, 2004. In accordance with Rule 14a-5 of Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the date of the Annual Meeting has been advanced by more than 30 calendar days from the anniversary date of our 2003 annual meeting of stockholders, we are required to provide the new deadlines for (1) receipt of stockholder proposals for inclusion in our Proxy Statement for the Annual Meeting and (2) the deadline for proposals regarding matters that will not be included in our Proxy Statement but are to be considered at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals For Inclusion In Our Proxy Statement

In accordance with Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement for the Annual Meeting relating to, and for consideration at the Annual Meeting, by submitting their proposals to us in a timely manner. Such proposals will be so included if received by our Secretary at our principal executive offices at 575 Eighth Avenue, 8th Floor, New York, NY 10018, not later than March 31, 2004 and if they otherwise comply with the requirements of Rule 14a-8.

Deadline for Proposals Regarding Matters That Will Not Be Included In Our Proxy Statement But Are To Be Considered At Our Annual Meeting

If a stockholder of record wishes to nominate directors or bring other business to be considered by stockholders at the Annual Meeting, such proposals may only be made in accordance with the notice provisions of our Amended and Restated By-laws. Pursuant to our Amended and Restated By-laws, notice of any nomination or proposal received by our Secretary at our principal executive offices at 575 Eighth Avenue, 8th Floor, New York, NY 10018, not later than the close of business on March 22, 2004 will be considered timely.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated March 11, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTER.COM, INC. (Registrant)
March 11, 2004 Date	By:	/s/ Jonathan Stern Jonathan Stern Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 11, 2004